Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy securities in the United States or in any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. Neither this announcement nor any copy hereof may be taken into or distributed in the United States. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No public offer of securities is to be made by the Company in the United States.

(incorporated in the Cayman Islands with limited liability)

(Stock Code: 1128)

US$600 MILLION 5.250% SENIOR NOTES DUE 2021

(Stock Code: 5983)

ISSUE OF US$750 MILLION 5.250% SENIOR NOTES DUE 2021

DISCLOSURE PURSUANT TO RULE 13.18 OF THE LISTING RULES

Reference is made to the Company’s announcements dated 11 October 2013 and 16 October 2013 relation to the issue of the Original Notes. The Company is pleased to announce that on 13 March 2014 (Las Vegas time), the Company entered into the Purchase Agreement with the Initial Purchasers in connection with the issue of the Additional Notes.

The Company conducted an offering of the Additional Notes to Professional Investors on 13 March 2014 (Las Vegas time). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Singapore Branch, J.P. Morgan Securities LLC and UBS AG, Hong Kong Branch acted as the Joint Global Coordinators and Joint Book-Running Managers of the offering of the Additional Notes. The Additional Notes will be consolidated and form a single series with the Original Notes. The Additional Notes will have the same terms and conditions as those of the Original Notes, save for the issue date and the purchase price.

*	For identification purposes only.

The net proceeds from the offering of the Additional Notes will be approximately US$749 million including the premiums and deducting the commissions of the Initial Purchasers and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital requirements and general corporate purposes.

The Company proposes to seek a listing of the Additional Notes on the Stock Exchange and has received an eligibility letter from the Stock Exchange for the listing of the Additional Notes. Admission of the Additional Notes to the Stock Exchange and quotation of the Additional Notes on the Stock Exchange is not to be taken as an indication of the merits of the Company or the Additional Notes.

The disclosure relating to the right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes is made pursuant to Rule 13.18 of the Listing Rules.

As the conditions precedent to completion of the Purchase Agreement may or may not be satisfied and the Purchase Agreement may be terminated upon the occurrence of certain events, shareholders of the Company and prospective investors are advised to exercise caution when dealing in the securities of the Company.

The Company is pleased to announce that on 13 March 2014 (Las Vegas time), the Company entered into the Purchase Agreement with the Initial Purchasers in connection with the issue of the Additional Notes. The Company conducted an offering of the Additional Notes to Professional Investors on 13 March 2014 (Las Vegas time). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Singapore Branch, J.P. Morgan Securities LLC and UBS AG, Hong Kong Branch acted as the Joint Global Coordinators and Joint Book-Running Managers of the offering of the Additional Notes. The Additional Notes will be consolidated and form a single series with the Original Notes. The Additional Notes will have the same terms and conditions as those of the Original Notes, save for the issue date and the purchase price.

THE PURCHASE AGREEMENT

Date	:	13 March 2014 (Las Vegas time)

Parties	:	(1) the Company; and

(2) the Initial Purchasers.

The Additional Notes have not been and will not be registered under the Securities Act, and may be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act or to professional investors as defined in Part 1 of Schedule 1 to the SFO (including those prescribed by rules made under Section 397 of the SFO), and in accordance with any other applicable laws. None of the Additional Notes will be offered to the public in Hong Kong and none of the Notes will be placed to any Connected Person of the Company.

Principal terms of the Additional Notes

Issuer	:	the Company

Aggregate principal amount	:	US$750 million

Offering price	:	100.75% of the principal amount of the Additional Notes, plus accrued interest from and including 16 October 2013

Issue date	:	20 March 2014

Interest rate	:	5.250% per annum payable semi-annually in arrears on 15 April and 15 October of each year. Interest will accrue from 16 October 2013

Maturity date	:	15 October 2021, unless earlier redeemed in accordance with the terms thereof

First interest payment due date	:	15 April 2014

Ranking of the Additional Notes

The Additional Notes will be general unsecured obligations of the Company and will (1) rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, (2) rank senior to all of the Company’s future subordinated indebtedness, if any, (3) be effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the assets securing such debt, and (4) be structurally subordinated to all existing and future obligations of the Company’s subsidiaries, including the Wynn Macau Credit Facilities. As of 30 June 2013, we had secured long-term debt of HK$5,839.5 million (US$752.9 million) under the Wynn Macau Credit Facilities, and we may incur additional secured and/or unsecured indebtedness and other obligations in the future.

The right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes

Although none of the Company’s controlling shareholders (as defined in the Listing Rules), including WRL, are parties to the Purchase Agreement or the Indenture, the Indenture contains a change of control provision that would, if triggered, give rise to a right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes. The circumstances that will constitute a change of control include:

(1)	the consummation of any transaction that results in any party other than Mr. Stephen A. Wynn and his related parties becoming the direct or indirect owner of more than 50% of the outstanding voting stock of WRL;

(2)	the first day on which a majority of the members of the board of directors of either the Company or WRL are not directors who were on the board at the date of the Indenture, or directors who were nominated, elected, or appointed by a majority of the directors who were on the board at the date of the Indenture;

(3)	the first day on which WRL ceases to own, directly or indirectly, a majority of the outstanding issued share capital (including warrants, options or other rights convertible into share capital) of the Company; and

(4)	WRL consolidates with, or merges with or into, any other party or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any party, or any party consolidates with, or merges with or into, WRL in any such event pursuant to a transaction in which any of the outstanding voting stock of WRL is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of WRL outstanding immediately prior to such transaction is converted into or exchanged for voting stock that results in WRL holding a majority of the voting stock of the transferee or surviving party.

Other Terms and Conditions of the Additional Notes

Please refer to the Company’s announcement dated 11 October 2013 relating to the issuance of the Original Notes for other terms and conditions.

Reasons for the issue of Additional Notes

The Board believes that the offering of the Additional Notes represents a timely opportunity for the Company to supplement the funding of its business. The Board also believes that the offering of the Additional Notes will further strengthen the liquidity position of the Group and provide long-term capital to the Company, and that the offering of the Additional Notes will further extend the profile of the Group and improve its ability to access the international debt capital markets to support the growth of the Group in the future.

Proposed use of proceeds

The Company estimates that the net proceeds from the offering of the Additional Notes will be approximately US$749 million including the premiums and deducting the commissions of the Initial Purchasers and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital requirements and general corporate purposes.

Listing

The Company proposes to seek a listing of the Additional Notes on the Stock Exchange and has received an eligibility letter from the Stock Exchange for the listing of the Additional Notes. Admission of the Additional Notes to the Stock Exchange and quotation of the Additional Notes on the Stock Exchange is not to be taken as an indication of the merits of the Company or the Additional Notes.

ABOUT THE COMPANY

The Company, through WRM, is a developer, owner and operator of destination casino resorts in Macau. WRM holds one of the six concessions or subconcessions authorizing it to own and operate casinos in Macau, and currently owns and operates “Wynn Macau” and “Encore”. The Group is also constructing “Wynn Palace”, an integrated luxury resort in the Cotai area of Macau containing a casino, luxury hotel and other facilities and attractions including a spa, restaurants, retail stores, a convention and business center and entertainment venues. “Wynn Palace” is anticipated to open in the first half of 2016.

GENERAL

The disclosure relating to the right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes is made pursuant to Rule 13.18 of the Listing Rules. In accordance with the requirements pursuant to Rule 13.21 of the Listing Rules, we will include appropriate disclosure in subsequent interim and annual reports for so long as the above-described right in favor of the holders of the Additional Notes continues to exist under the Indenture.

As the conditions precedent to completion of the Purchase Agreement may or may not be satisfied and the Purchase Agreement may be terminated upon the occurrence of certain events, shareholders of the Company and prospective investors are advised to exercise caution when dealing in the securities of the Company.

DEFINITIONS

In this announcement, unless otherwise indicated in the context, the following expressions have the meanings set out below:

“Additional Notes”	:	the additional US$750 million 5.25% senior notes due 2021 that may be issued by the Company and if issued, will be consolidated and will form a single series with the Original Notes

“Board”	:	board of directors of the Company

“Company”	:	Wynn Macau, Limited, a company incorporated in the Cayman Islands on 4 September 2009 as an exempted company with limited liability

“Connected Person”	:	has the meaning ascribed to it under the Listing Rules

“Group” or “we”	:	the Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries

“HK$”	:	Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong”	:	the Hong Kong Special Administrative Region of the People’s Republic of China

“Indenture”	:	the agreement dated 16 October 2014 between the Company and the Trustee, that specifies the terms of the Original Notes and Additional Notes including the interest rate and maturity date

“Initial Purchasers”	:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Singapore Branch, J.P. Morgan Securities LLC, UBS AG, Hong Kong Branch, BOCI Asia Limited, BNP Paribas Securities Corp., Industrial and Commercial Bank of China (Macau) Limited and Morgan Stanley & Co. LLC, each of whom is an independent third party and not a Connected Person of the Company

“Joint Global Coordinators and Joint Book-Running Managers”	:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Singapore Branch, J.P. Morgan Securities LLC and UBS AG, Hong Kong Branch

“Listing Rules”	:	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended from time to time

“Macau”	:	the Macau Special Administrative Region of the People’s Republic of China

“Original Notes”	:	the US$600 million 5.250% senior notes due 2021 issued by the Company on 16 October 2013

“Professional Investors”	:	(1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act, (2) non-U.S. persons outside the United States as defined under Regulation S under the Securities Act, (3) for persons in Hong Kong, professional investors as defined in Part 1 of Schedule 1 to the SFO (including those prescribed by rules made under Section 397 of the SFO) and/or (4) for persons outside Hong Kong, a person to whom securities may be sold in accordance with a relevant exemption from public offer regulations in that jurisdiction

“Purchase Agreement”	:	the agreement dated 13 March 2014 entered into between the Initial Purchasers and the Company in relation to the issuance of the Notes

“Securities Act”	:	the United States Securities Act of 1933, as amended

“SFO”	:	the Securities and Futures Ordinance (Chapters 571 of the Laws of Hong Kong)

“Stock Exchange”	:	The Stock Exchange of Hong Kong Limited

“Trustee”	:	Deutsche Bank Trust Company Americas

“United States”	:	the United States of America

“US$”	:	United States dollars, the lawful currency of the United States

“WRM”	:	Wynn Resorts (Macau) S.A.

“Wynn Macau Credit Facilities”	:	the HK$7.4 billion (US$950 million) senior secured credit facility and HK$12.1 billion (US$1.55 billion) senior revolving credit facility secured by, among other things, substantially all of the assets of the Company’s subsidiary, WRM, entered into by WRM on 31 July 2012 and upsized on 30 July 2013

“WRL”	:	Wynn Resorts, Limited, a company incorporated under the laws of the State of Nevada, United States and the Company’s controlling shareholder (as defined in the Listing Rules)

By Order of the Board Wynn Macau, Limited Stephen A. Wynn Chairman

Hong Kong, 14 March 2014

As at the date of this announcement, the Board comprises Stephen A. Wynn, Ian Michael Coughlan and Linda Chen (as Executive Directors); Allan Zeman and Matthew O. Maddox (as Non-Executive Directors); and Nicholas Sallnow-Smith, Bruce Rockowitz and Jeffrey Kin-fung Lam (as Independent Non-Executive Directors).